                                                                   EXHIBIT 10.31

AN AGREEMENT BETWEEN EST CORPORATION AND CASE ASSEMBLY SOLUTIONS:

EST agrees to purchase board assembly work from Case of two distinct types:

PROTOTYPE:

Prototype means a board outside of any forecast or established manufacturing schedule or "screen" type which needs to be turned around in 5 business days or less. Prototype pricing shall be applied therefore to "rush" orders for small quantities of standard boards out of sequence but shall NOT be applied to requests to accelerate small quantities of boards already in the "pipe". Prototype boards shall be priced on an order-by-order basis, with Case giving EST most favorable pricing terms (among Case customers).

VOLUME:

Volume shall apply to board orders which are part of an established library of board types &/or an established production schedule and are ordered more than 5 business days in advance.

Case agrees to price volume board assembly work to EST at Case's formula (see attached) price less twelve percent (of Case's formula price).

EST agrees to pay a one-time set-up charge of $300 per volume board set up on Case systems. An initial check for $6,000 shall pay for the first 20 setups in advance. This charge shall NOT apply to prototype orders (but shall be applied when a prototype shifts over into an established volume board). No charge shall be made for subsequent orderly revisions and updates of boards already system loaded.

EST guarantees Case a minimum of fifteen thousand dollars ($15,000) cumulative per month volume board assembly work beginning in July, 1999. Prototypes shall not count toward this quota.

Invoices presented by Case to EST shall be paid within 15 days of arrival at EST. In the event of any dispute, EST shall part pay the non-disputed part and withhold only the difference related to disputed items.

Case agrees to inform EST and permit EST to bid on an equal footing should Case become for sale. EST agrees to negotiate with Case should EST decide to develop or purchase in-house manufacturing.

EST agrees to purchase and finance at zero interest additional equipment required by Case to complete EST orders on a case-by-case negotiated basis. This agreement lasts until June 30, 2000 with a ninety-day forward roll-over period.
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For Case Assembly Solutions                  For EST Corporation


     /s/  Gregory Cronin                             /s/  Peter Dawson
-------------------------------              -------------------------------
Gregory Cronin                               Peter Dawson


     /s/  Jay J. Sullivan                            /s/  Tom Fiske
-------------------------------              -------------------------------
Jay J. Sullivan                              Tom Fiske


     5/11/99                                         /s/  Mark F. Lapham
-------------------------------              -------------------------------
Dated                                        Mark F. Lapham

                                      -2-
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5/11/1999

CASE Assembly Solutions Inc.

Pricing Formula for EST Corp Assemblies

-------------------------------------------------------------------------------
Component Type                                  Standard Price per placement
-------------------------------------------------------------------------------
SMT IC                                          $  0.22
-------------------------------------------------------------------------------
SMT Chip                                        $  0.14
-------------------------------------------------------------------------------
SMT Fine Pitch IC                               $  1.00
-------------------------------------------------------------------------------
SMT BGA                                         $  3.00
-------------------------------------------------------------------------------
Through Hole Component                          $  0.24
-------------------------------------------------------------------------------

Component Type Summary:

SMT IC: Includes all SOIC, QFP, J-Leaded packages excluding any fine pitch.

SMT Chip: Includes all standard machine mountable chip components such as 0603, 0805, 1206, capacitors and resistors, also machine mountable diodes, transistors and inductors.

SMT Fine Pitch: Includes Fine Pitch PLCC packages also grouped are multileaded SMT connectors.

SMT BGA: Includes placement of standard pitch BGA IC's and BGA sockets.

Through Hole Components: Includes assembly of standard "post reflow" through hole components.

The following components may be charged at a premium from above pricing: 0402 package components are priced at a slight premium due to the higher level of touch-up required. Large Through-Hole connectors, components requiring special fixturing or pre-forming. Assembly of Hardware. Surface Mount components assembled by hand.

Realizing that not all factors of the assembly process are covered in this model, additional costs may be associated with the following factors:
               -  excessive packaging or handling requirements
               - other unforeseen factors that may increase overall assembly time

                                      -3-